June 1, 2010

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 154 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 154 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 154 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

EXHIBIT A

1.

13D Activist Fund

2.

Adaptive Allocation Fund

3.

Arrow Alternative Solutions Fund

4.

Arrow DWA Balanced Fund

5.

Arrow DWA Systematic RS Fund

6.

Arrow DWA Tactical Fund

7.

Arrow Managed Futures Trend Fund

8.

Astor LS Balanced Fund

9.

Autopilot Managed Growth Fund

10.

BTS Bond Asset Allocation Fund

11.

Biondo Focus Fund

12.

Biondo Growth Fund

13.

Bull Path Long Short Fund

14.

Bull Path Mid Cap Fund

15.

CIFG All Weather Fund

16.

CIFG Strategic Growth Fund

17.

CMG Alternative Strategies Fund

18.

Chadwick & D’Amato Fund

19.

Changing Parameters Fund

20.

Chariot Absolute Return Currency Fund

21.

The Collar Fund

22.

The Currency Strategies Fund

23.

EAS Genesis Fund

24.

EAS Global Cycle Fund

25.

EM Capital India Gateway Fund

26.

GMG Defensive Beta Fund

27.

Generations Multi-Strategy Fund

28.

Gratio Values Fund

29.

Incline Capital Trend Following Fund

30.

Investment Partners Opportunities Fund

31.

KCM Macro Trends Fund

32.

Lacerte Guardian Fund

33.

Leader Short-Term Bond Fund

34.

Leader Total Return Fund

35.

MutualHedge Frontier Legends Fund

36.

MutualHedge Equity Long-Short Legends Fund

37.

MutualHedge Event Driven Legends Fund

38.

Oxford Global Total Return Fund

39.

PSI Market Neutral Fund

40.

PSI Total Return Fund

41.

PSI Strategic Growth Fund

42.

PSI Tactical Growth Fund

43.

Pacific Financial Core Equity Fund

44.

Pacific Financial Explorer Fund

45.

Pacific Financial International Fund

46.

Pacific Financial Strategic Conservative Fund

47.

Pacific Financial Tactical Fund

48.

Palantir Fund

49.

Power Income Fund

50.

Princeton Futures Strategy Fund

51.

Rady Contrarian Long/Short Fund

52.

Rady Opportunistic Value Fund

53.

Sierra Core Retirement Fund

54.

SouthernSun Small Cap Fund

55.

Strategic Investing Long/Short Fund

56.

Toews Hedged Emerging Markets Fund

57.

Toews Hedged Growth Allocation Fund

58.

Toews Hedged High Yield Bond Fund

59.

Toews Hedged International Developed Markets Fund

60.

Toews Hedged Large-Cap Fund

61.

Toews Hedged Small & Mid Cap Fund

62.

Wade Core Destination Fund

63.

Wayne Hummer Small Cap Core Fund

64.

Wayne Hummer Large Cap Core Fund

65.

Wayne Hummer Real Estate 130/30 Fund

66.

Winans Equity Long/Short Fund